UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2005

Pinnacle Foods Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-118390

Delaware	943303521
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6 Executive Campus, Suite 100
Cherry Hill, New Jersey 08002
(Address of principal executive offices, including zip code)

(856) 969-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On Tuesday, December 20, 2005, J.W. Childs Associates, L.P. ("JWC") announced that C. Dean Metropoulos, Chairman and CEO of Pinnacle Foods Group, Inc. ("Pinnacle" or the "Company") would be joining JWC in the future as a Senior Partner. Mr. Metropoulos will continue to serve as Executive Chairman and CEO of Pinnacle. Mr. Metropoulos will work with the Company's Board of Directors to continue the Company's growth and to develop an appropriate transition plan for a new CEO. In addition, in the last quarter of 2005, Mr. Metropoulos made a $5 million equity investment in the Company and has informed the Board of Directors of his dedication to the Company's success.

Mr. Metropoulos' Employment Agreement, which is filed as Exhibit 10.11 to the Company's registration statement on Form S-4 filed on August 20, 2004, specifically contemplates his active involvement in the management of and investment in other such firms. Certain affiliates of JWC own 24.9% of the outstanding equity of Crunch Equity Holding, LLC, which in turn is the beneficial owner of the Company.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

Date: December 23, 2005	By:	/s/ Joseph Adler
Joseph Adler
Vice President and Controller